Globe Specialty Metals Reports Strong Fourth Quarter / Full Year Fiscal 2014 Results

●	Adjusted earnings per share on a fully diluted basis were $0.18 in the fourth quarter, up 100% from the fourth quarter of last year and up 29% from the prior quarter
●	Adjusted EBITDA in the fourth quarter was $33.1 million, up 39% from the fourth quarter of last year and up 12% from the prior quarter
●	Fiscal year 2014 adjusted EBITDA and adjusted EPS were up 11% and 33%, respectively, from last year
●	Adjusted gross margin percentage in the fourth quarter increased to 18.3% compared to 12.6% from the fourth quarter of last year and 16.8% from the prior quarter, due to improved sales mix
●	The Board of Directors announced a Quarterly Dividend of $0.075 per share to be paid on September 24, 2014 to Shareholders of Record as of September 10, 2014

MIAMI, August 26, 2014 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announced results for the fourth quarter and for fiscal year 2014 ended June 30, 2014.

Sales volume for fiscal year 2014 was 277,991 metric tons (“MT”), an increase of 5% compared to fiscal year 2013, as demand for silicon metal and silicon-based alloys continued to be strong.  Net sales for the fiscal year ended June 30, 2014 were $752.8 million compared to $757.6 million for the prior year. Adjusted EBITDA was $110.3 million in fiscal 2014 which is an 11% increase compared to $99.1 million in fiscal 2013, and adjusted earnings per share were $0.53 in fiscal 2014, a 33% increase compared to the prior year.

Sales volume of 75,414 MT and net sales of $205.4 million in the fourth quarter of fiscal 2014 were up 2% and 5%, respectively, from the third quarter.  Adjusted diluted earnings per share of $0.18 in the fourth quarter were up 29% from the prior quarter, while adjusted EBITDA of $33.1 million in the fourth quarter was up 12% compared to the third quarter.

The May 3, 2013 lockout of unionized employees at the Becancour plant concluded on December 27, 2013 with the ratification of a new collective bargaining agreement.  The operations ramp-up was completed at the end of the third quarter of fiscal 2014 enabling the Becancour facility to be fully operational during the fourth quarter.  As a result, we have not excluded any costs associated with the lock-out in our calculation of adjusted EBITDA for the fourth quarter.

Excluding certain items, detailed in the table below, adjusted EBITDA was $33.1 million in the fourth quarter, compared to $23.8 million in the prior year and $29.5 million in the third quarter.  On a reported basis, EBITDA for the fourth quarter was $30.2 million, compared to $27.7 million in the prior year and $17.1 million in the third quarter.

Reported net income for the fourth quarter of fiscal 2014 was $7.1 million, compared to $2.0 million in the prior quarter, and $9.6 million in the fourth quarter of fiscal 2013.  Reported Diluted EPS for the fourth quarter of fiscal 2014 was $0.08 per share, compared to $0.02 per share in the prior quarter and $0.13 per share in the fourth quarter of fiscal 2013.

Adjusted EBITDA was as follows:

	Fourth Quarter		Twelve Months
	FY 2014	FY 2013	FY 2014	FY 2013
Reported EBITDA	$30,178	27,684	$79,499	35,880
Transaction and due diligence expenses	560	1,075	1,081	3,374
Remeasurement of stock option liability	(26)	(6,624)	27,042	13,968
Siltech start-up costs	1,042	–	1,583	–
Contract acquisition cost	1,600	–	16,000	–
Quebec Silicon lockout costs	–	1,400	6,645	1,400
Quebec Silicon curtailment gain	–	–	(5,831)	–
Remeasurement/true-up of equity compensation	–	–	200	–
Business interruption	(243)	–	2,454	(4,325)
Bonus payments	–	–	3,885	–
Bargain purchase gain	–	–	(22,243)	–
Loss (gain) on remeasurement of equity investment	–	222	–	(1,655)
Goodwill impairment	–	–	–	13,130
Impairment of assets	–	–	–	37,309
Adjusted EBITDA, excluding above items	$33,111	23,757	$110,315	99,081

Net debt increased by $6.2 million from the end of the third quarter to $12.9 million.  Cash flow from operating activities in the fourth quarter was $21.3 million, capital expenditures totalled $19.1 million, and dividends totalled $5.5 million.  Capital expenditures were primarily related to planned maintenance.  Net working capital increased $5.0 million in the fourth quarter as a result of increased revenue and shipments compared to the prior quarter.  Total debt outstanding increased to $125.2 million in the fourth quarter, which is an increase of $0.2 million compared to the third quarter and a $14.3 million decrease compared to the fourth quarter of fiscal 2013.  Total cash and cash equivalents and marketable securities was $112.4 million as of June 30, 2014.

Fourth quarter fiscal 2014 results were negatively impacted by $0.4 million after-tax related to transaction fees and due diligence expenses, $0.7 million after-tax for expenses related to the start-up of Siltech (acquired November 2013), and expenses of $1.1 million after-tax due to the impact of contract acquisition costs.  The Company collected $0.2 million after-tax of insurance proceeds in the fourth quarter related to business interruption expense incurred in the third quarter.

Adjusted diluted earnings per share, which excludes the items listed below, were as follows:

	Fourth Quarter		Twelve Months
	FY 2014	FY 2013	FY 2014	FY 2013
Reported Diluted EPS	$0.08	0.13	$0.19	(0.28)
Tax rate adjustment	0.07	–	0.10	(0.01)
Transaction and due diligence expenses	0.01	0.01	0.01	0.03
Remeasurement of stock option liability	–	(0.06)	0.25	0.13
Siltech start-up costs	0.01	–	0.01	–
Contract acquisition cost	0.01	–	0.15	–
Quebec Silicon lockout costs	–	0.01	0.06	0.01
Quebec Silicon curtailment gain	–	–	(0.03)	–
Business interruption	–	–	0.02	(0.04)
Bonus payments	–	–	0.04	–
Bargain purchase gain	–	–	(0.30)	–
Deferred financing fees write-off	–	–	0.03	–
Loss (gain) on remeasurement of equity investment	–	–	–	(0.02)
Goodwill impairment	–	–	–	0.17
Impairment of assets	–	–	–	0.41
Adjusted diluted EPS, excluding above items	$0.18	0.09	$0.53	0.40

Globe CEO Jeff Bradley commented, “Strong operational and sales performance during the quarter and over the entire fiscal year drove our gross margins and overall results higher when compared to last year.  We expect price improvements to drive margins even higher in fiscal 2015.  We are pleased to announce a Quarterly Dividend of $0.075 per share in our continued commitment to returning value to our shareholders.”

Conference Call

Globe will review fourth quarter fiscal 2014 results during its quarterly conference call on August 27, 2014 at 9:00 AM Eastern Time. The dial-in number for the call is 877-293-5491.  International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register.  The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com.  Click on the August 27, 2014 Earnings Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets.  Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers.  The Company is headquartered in Miami.  For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections.  Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  The Company's actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and, other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, adjusted EBITDA and adjusted diluted earnings per share are non-GAAP measures.

We have included these measures to provide supplemental measures of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  Reconciliations of these measures to the comparable GAAP financial measures are provided in the attached financial statements.

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	March 31,	June 30,
	2014	2013	2014	2014	2013

Net sales	$752,817	757,550	$205,360	196,057	181,057
Cost of goods sold	635,735	657,911	167,816	164,926	159,702
Selling, general, and administrative expenses	92,103	64,663	17,074	23,392	4,560
Contract acquisition cost	16,000	-	1,600	-	-
Curtailment gain	(5,831)	-	-	-	-
Business interruption insurance recovery	-	(4,594)	-	-	-
Goodwill impairment	-	13,130	-	-	-
Impairment of long-lived assets	-	35,387	-	-	-
Operating income (loss)	14,810	(8,947)	18,870	7,739	16,795
Other income (expense):
Bargain purchase gain	22,243	-	-	-
Gain on remeasurement of equity investment	-	1,655	-	-	(222)
Interest income	67	820	34	1	221
Interest expense, net of capitalized interest	(8,022)	(6,887)	(1,082)	(1,012)	(1,739)
Foreign exchange loss	(3,121)	(4,360)	(113)	(1,999)	(1,587)
Other income	339	644	316	5	721
Income (loss) before provision for income taxes	26,316	(17,075)	18,025	4,734	14,189
Provision for income taxes	7,705	2,734	10,904	2,717	4,571
Net income (loss)	18,611	(19,809)	7,121	2,017	9,618
(Income) loss attributable to noncontrolling interest, net of tax	(4,203)	(1,219)	(895)	(456)	126
Net income (loss) attributable to Globe Specialty Metals, Inc.	$14,408	(21,028)	$6,226	1,561	9,744
Weighted average shares outstanding:
Basic	74,674	75,207	73,806	74,291	75,304
Diluted	74,793	75,207	73,949	74,435	75,373
Earnings (loss) per common share:
Basic	$0.19	(0.28)	$0.08	0.02	0.13
Diluted	0.19	(0.28)	0.08	0.02	0.13

EBITDA:
Net income (loss)	$18,611	(19,809)	$7,121	2,017	9,618
Provision for income taxes	7,705	2,734	10,904	2,717	4,571
Net interest expense	7,955	6,067	1,048	1,011	1,518
Depreciation, depletion, amortization and accretion	45,228	46,888	11,105	11,307	11,977
EBITDA	$79,499	35,880	$30,178	17,052	27,684

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,	June 30,
	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$97,792	112,922	169,676
Marketable securities	10,399	5,475	148
Accounts receivable, net	100,829	95,330	83,816
Inventories	80,924	77,167	101,197
Deferred tax assets	7,042	4,173	11,504
Prepaid expenses and other current assets	26,155	22,094	26,190
Total current assets	323,141	317,161	392,531
Property, plant, and equipment, net	469,386	458,144	422,447
Deferred tax assets	901	125	125
Goodwill	43,343	43,343	43,177
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	5,973	5,973
Other assets	2,018	3,375	6,893
Total assets	$845,239	828,598	871,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,509	43,759	41,039
Short-term debt	59	15	284
Revolving credit agreements	-	-	9,000
Accrued expenses and other current liabilities	51,567	57,000	48,886
Total current liabilities	98,135	100,774	99,209
Long-term liabilities:
Revolving credit agreements and other long-term debt	125,145	125,000	130,250
Deferred tax liabilities	49,746	44,980	37,375
Other long-term liabilities	59,515	48,568	58,709
Total liabilities	332,541	319,322	325,543
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	398,685	398,139	399,234
Retained earnings	63,580	62,895	70,628
Accumulated other comprehensive loss	(5,912)	(8,917)	(4,918)
Treasury stock at cost	(28,966)	(26,618)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	427,395	425,507	464,948
Noncontrolling interest	85,303	83,769	81,132
Total stockholders’ equity	512,698	509,276	546,080
Total liabilities and stockholders’ equity	$845,239	828,598	871,623

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	March 31,	June 30,
	2014	2013	2014	2014	2013

Cash flows from operating activities:
Net income (loss)	$18,611	(19,809)	$7,121	2,017	9,618
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	45,228	46,888	11,105	11,307	11,977
Share-based compensation	(729)	(5,525)	546	544	2,187
(Gain) loss on remeasurement of equity investment	-	(1,655)	-	-	222
Curtailment gain	(5,831)	-	-	-	-
Bargain purchase gain	(22,243)	-	-	-	-
Goodwill impairment	-	13,130	-	-	-
Impairment of long-lived assets	-	35,387	-	-	-
Amortization of deferred financing fees	3,668	812	47	44	212
Unrealized foreign exchange loss	373	1,635	(100)	580	722
Deferred taxes	3,731	(3,541)	386	13,280	6,451
Amortization of customer contract liabilities	(7,183)	(6,626)	(1,890)	(1,927)	(1,822)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,673)	3,513	(4,967)	(25,367)	5,610
Inventories	21,973	16,588	(3,254)	10,952	16,521
Prepaid expenses and other current assets	4,074	(4,533)	148	(8,089)	1,035
Accounts payable	7,251	(14,161)	3,277	1,461	(13,152)
Accrued expenses and other current liabilities	6,080	10,565	6,125	(22,233)	(4,877)
Other	4,226	72	2,796	(6,000)	(1,721)
Net cash provided by (used in) operating activities	62,556	72,740	21,340	(23,431)	32,983
Cash flows from investing activities:
Capital expenditures	(47,075)	(44,509)	(19,057)	(9,954)	(8,204)
Acquisition of businesses, net of cash acquired	(3,800)	(4,520)	-	-	-
Purchase of marketable securities	(13,396)	-	(7,555)	(3,155)	-
Net cash used in investing activities	(64,271)	(49,029)	(26,612)	(13,109)	(8,204)
Cash flows from financing activities:
Net (payments) borrowings of short-term debt	(225)	(39)	44	-	(11)
Net (payments) borrowings on revolving credit agreements	(14,105)	(1,225)	145	16,000	(11,241)
Debt issuance costs	(1,080)	-	-	-	-
Dividend payment	(21,456)	(28,207)	(5,541)	(5,559)	(4,707)
Proceeds from stock option exercises	180	1,023	-	180	23
Purchase of treasury shares	(28,962)	-	(2,348)	(19,331)	-
Other financing activities	(2,960)	(2,546)	(1,043)	(654)	(639)
Net cash used in financing activities	(68,608)	(30,994)	(8,743)	(9,364)	(16,575)
Effect of exchange rate changes on cash and cash equivalents	(1,561)	(1,051)	(1,115)	262	471
Net (decrease) increase in cash and cash equivalents	(71,884)	(8,334)	(15,130)	(45,642)	8,675
Cash and cash equivalents at beginning of period	169,676	178,010	112,922	158,564	161,001
Cash and cash equivalents at end of period	$97,792	169,676	$97,792	112,922	169,676

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$3,938	5,492	$1,155	924	1,096
Cash (refunded) paid for income taxes, net	(6,212)	13,303	(230)	(2,446)	(116)

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Supplemental Statistics
(Unaudited)

	Twelve Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	March 31,	June 30,
	2014	2013	2014	2014	2013
Shipments in metric tons:
Silicon metal	136,664	150,369	36,884	36,530	34,299
Silicon-based alloys	141,327	115,766	38,530	37,396	30,452
Total shipments*	277,991	266,135	75,414	73,926	64,751

Average selling price ($/MT):
Silicon metal	$2,766	2,810	$2,797	2,791	2,754
Silicon-based alloys	2,002	2,145	2,009	2,001	2,086
Total*	$2,378	2,521	$2,395	2,391	2,440
Average selling price ($/lb.):
Silicon metal	$1.25	1.27	$1.27	1.27	1.25
Silicon-based alloys	0.91	0.97	0.91	0.91	0.95
Total*	$1.08	1.14	$1.09	1.08	1.11

* Excludes by-products and other

CONTACT: Globe Specialty Metals, Inc.

Joe Ragan, 786-509-6925
Chief Financial Officer
Email: jragan@glbsm.com
Or Jeff Bradley, 786-509-6908 Chief Executive Officer Email: jbradley@glbsm.com